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                                                                  EXHIBIT 10.17




                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 30, 1996, by and between Racing Champions, Inc., an Illinois corporation (the "Company"), and John Olsen (the "Employee").

                                    RECITAL

                 The Company desires to employ the Employee and the Employee is willing to make his services available to the Company on the terms and conditions set forth below. Certain capitalized terms used herein are defined in Section 10 below.

                                   AGREEMENTS

                 In consideration of the premises and the mutual agreements which follow, the parties agree as follows:

                 1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and subject to the conditions set forth in this Agreement.

                 2. Term. The term of the Employee's employment hereunder shall commence on the date hereof and shall continue until terminated as provided in section 6 below.

                 3. Duties. The Employee shall serve as the Vice President-Sales of the Company and will, under the direction of the Company's President, faithfully and to the best of his ability, perform the duties of such position. The Employee shall be one of the principal executive officers of the Company and shall, subject to the control of the Company's board of directors (the "Board of Directors"), supervise the Company's independent sales representatives and administer the sales functions of the Company. The Employee shall also perform such additional duties and responsibilities which may from time to time be reasonably assigned or delegated by the President of the Company. The Employee agrees to devote his entire business time, effort skill and attention to the proper discharge of such duties while employed by the Company.

                 4. Compensation. The Employee shall receive a base salary of $125,000 per year, payable in regular and equal monthly installments (the "Base Salary"). The Employee's Base Salary shall be reviewed annually by the Board of Directors of the Company to determine appropriate increases, if any, in such Base Salary.
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                 5.       Fringe Benefits.

                          (a)     Vacation.  The Employee shall be entitled to
two weeks of paid vacation annually, increasing to three weeks after three years of employment by the Company and four weeks after six years of employment by the Company (including employment by the Company prior to the term of this Agreement). The Employee and the Company shall mutually determine the time and intervals of such vacation.

                          (b)     Medical, Health, Dental, Disability and Life
Coverage. The Employee shall be eligible to participate in any medical, health, dental, disability and life insurance policy in effect for senior management of the Company (excluding Robert Dods, Boyd Meyer and Peter Chung) (collectively, the "Second Tier Management").

                          (c)     Incentive Bonus and Stock Ownership Plans.
The Employee shall be entitled to participate in any incentive bonus or other incentive compensation plan developed generally for the Second Tier Management of the Company (including the Racing Champions, Inc. 1996 Key Employees Performance Compensation Plan (the "1996 Bonus Plan")), on a basis consistent with his position and level of compensation with the Company. The Employee shall also be entitled to participate in any incentive stock option plan or other stock ownership plan developed generally for the Second Tier Management of the Company, on a basis consistent with his position and level of compensation with the Company (including the Collectible Champions, Inc. 1996 Employee Stock Option Plan).

                          (d)     Automobile.  The Company agrees to reimburse
the Employee up to $400.00 per month, as such amount may be increased from time to time consistent with the Company's reimbursement policy for Second Tier Management of the Company to cover Employee's expenses in connection with his leasing of an automobile. Additionally, the Company will pay for the gas used for business purposes. All maintenance and insurance expense for the automobile is the responsibility of the Employee.

                          (e)     Reimbursement for Reasonable Business
Expenses. The Company shall pay or reimburse the Employee for reasonable expenses incurred by him in connection with the performance of his duties pursuant to this Agreement including, but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses.

                          (f)     Key Man Insurance.  The parties agree that
the Company has the option to purchase one or more key man life insurance policies upon the life of the Employee. The Company shall own and shall have the absolute right to name the beneficiary or beneficiaries of said policy. The Employee agrees to cooperate fully with the Company in securing said policy, including, but not limited to, submitting himself to any physical examination which may be required at such reasonable times and places as Company shall specify.

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                 6.       Termination.

                          (a)     Termination of the Employment Period.  The
Employment Period shall continue until (i) the second anniversary of the date hereof unless the parties mutually agree to extend the term of this Agreement (such anniversary of the date hereof or such extended date being referred to herein as the "Expected Completion Date"), (ii) the Employee's death or Disability, (iii) the Employee resigns or (iv) the Board of Directors determines that termination of Employee's employment is in the best interests of the Company.

                          (b)     Definitions.

                                  (i)      For purposes of this Agreement,
         "Disability" shall mean a physical or mental sickness or any injury which renders the Employee incapable of performing the services required of him as an employee of the Company and which does or may be expected to continue for more than six (6) months during any 12-month period. In the event Employee shall be able to perform his usual and customary duties on behalf of the Company following a period of disability, and does so perform such duties, or such other duties as are prescribed by the Board of Directors or the President of the Company, for a period of three continuous months, any subsequent period of disability shall be regarded as a new period of disability for purposes of this Agreement. The Company and the Employee shall determine the existence of a Disability and the date upon which it occurred. In the event of a dispute regarding whether or when a Disability occurred, the matter shall be referred to a medical doctor selected by the Company and the Employee. In the event of their failure to agree upon such a medical doctor, the Company and the Employee shall each select a medical doctor who together shall select a third medical doctor who shall make the determination. Such determination shall be conclusive and binding upon the parties hereto.

                                  (ii)     For purposes of this Agreement,
         "Cause" shall be deemed to exist if the Employee shall have (1) violated the terms of sections 7 or 8 of this Agreement; (2) failed to substantially perform his duties to the reasonable satisfaction of the Board of Directors; provided that so long as Robert Dods, Boyd Meyer or Peter Chung serves as a director of the Company, any determination pursuant to this clause (2) must be approved by the Requisite Founder Directors; (4) committed a felony or a crime involving moral turpitude; (5) engaged in serious misconduct which is demonstrably injurious to the Company or any of its Subsidiaries; (6) engaged in fraud or dishonesty with respect to the Company or any of its Subsidiaries or made a material misrepresentation to the stockholders or directors of the Company; or (5) committed acts of negligence in the performance of his duties which are substantially injurious to the Company.

                                  (iii)    For purposes of this Agreement,
         "Good Reason" shall mean (1) the material diminution of the Employee's duties set forth in Section 3 above or (2) the relocation of the offices at which the Employee is principally employed to a location which is more than 50 miles from the offices at which the Employee is principally employed as of the date hereof; provided, that travel necessary for the performance of the Employee's duties





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         set forth in Section 3 above shall not determine the location where the Employee is "principally employed."

                          (c)     Termination for Disability or Death.  In the
event of termination for Disability or death, payments of the Employee's Base Salary shall be made to the Employee, his designated beneficiary or his estate for a period of six (6) months after the Termination Date in accordance with the normal payroll practices of the Company. During this period, the Company shall also reimburse the Employee for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. During this period, the Company will also continue Employee's life insurance and disability coverage, to the extent permitted under applicable policies, and will pay to the Employee the fringe benefits pursuant to section 5 which have accrued prior to the Termination Date.

                          (d)     Termination by the Company without Cause or
by the Employee for Good Reason. If (i) the Employment Period is terminated by the Company for any reason other than for Cause, Disability or death, (ii) if the Employment Period is terminated by the Company for what the Company believes is Cause or Disability, and it is ultimately determined that the Employment Period was terminated without Cause or Disability or (iii) the Employee resigns for Good Reason, the Employee shall be entitled to receive, as damages for such a termination, his Base Salary from the Termination Date to the first anniversary of the Termination Date; provided that if the Employment Period is terminated by the Company without Cause and the Requisite Founder Directors, if any, do not approve such decision, the Employee shall be entitled to receive his Base Salary from the Termination Date to the later of (A) the Expected Completion Date and (B) the first anniversary of the Termination Date. Such payment of Base Salary shall be made in accordance with the normal payroll practices of the Company. During this period, the Company shall also reimburse the Employee for amounts paid, if any, to continue medical, dental and health coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act. During this period, the Company will also continue Employee's life insurance and disability coverage, to the extent permitted under applicable policies, and will pay to the Employee the fringe benefits pursuant to section 5 which have accrued prior to the date of termination.

                          (e)     Termination by the Company for Cause or by
the Employee without Good Reason. If the Employment Period is terminated by the Company with Cause or as a result of the Employee's resignation without Good Reason, the Employee shall not be entitled to receive his Base Salary or any fringe benefits or bonuses (except as specifically provided in the 1996 Bonus Plan) for periods after the Termination Date.

                          (f)     Effect of Termination.  The termination of
the Employment Period pursuant to section 6(a) shall not affect the Employee's obligations as described in sections 7 and 8.

                 7. Noncompetition and Nonsolicitation. The Employee acknowledges and agrees that the contacts and relationships of the Company and its Subsidiaries with its customers, suppliers, licensors and other business relations are, and have been, established and maintained at great expense and provide the Company and its Subsidiaries with a substantial competitive





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advantage in conducting their business.  The Employee acknowledges and agrees that by virtue of the Employee's employment with the Company, the Employee will have unique and extensive exposure to and personal contact with the Company's customers and licensors, and that he will be able to establish a unique relationship with those Persons that will enable him, both during and after employment, to unfairly compete with the Company and its Subsidiaries. Furthermore, the parties agree that the terms and conditions of the following restrictive covenants are reasonable and necessary for the protection of the business, trade secrets and Confidential Information (as defined in section 8 below) of the Company and its Subsidiaries and to prevent great damage or loss to the Company and its Subsidiaries as a result of action taken by the Employee. The Employee acknowledges and agrees that the noncompete restrictions and nondisclosure of Confidential Information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate the Employee for agreeing to such restrictions. The Employee acknowledges that he could continue to actively pursue his career and earn sufficient compensation in the same or similar business without breaching any of the restrictions contained in this Agreement. The Employee acknowledges that one business of the Company and its Subsidiaries is the design, production (including, without limitation, the obtention of the licenses necessary therefor), marketing and sale of die cast metal replicas of vehicles.

                          (a)     Noncompetition.  The Employee hereby
covenants and agrees that during the Employment Period and for two (2) years thereafter (the "Noncompete Period"), he shall not, directly or indirectly, either individually or as an employee, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant, representative or in any other capacity, participate in, become associated with, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is competitive with the Company or any of its Subsidiaries or any successor or assign of the Company or any of its Subsidiaries. The ownership of less than a one percent interest in a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of the Company, shall not be deemed financial participation in a competitor.
If the final judgment of a court of competent jurisdiction declares that any term or provision of this section is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. The term "indirectly" as used in this section and section 8 below is intended to include any acts authorized or directed by or on behalf of the Employee or any Affiliate of the Employee.

                          (b)     Nonsolicitation.  The Employee hereby
covenants and agrees that during the Noncompete Period, he shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity:





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                                  (i)      canvass, solicit or accept from any
         Person who is a customer or licensor of the Company or any of its Subsidiaries (any such Person is hereinafter referred to individually as a " Customer," and collectively as the "Customers") any business which in competition with the business of the Company or any of its Subsidiaries or the successors or assigns of the Company or any of its Subsidiaries, including, without limitation, the canvassing, soliciting or accepting of business from any Person which is or was a Customer of the Company within two years preceding the date hereof or with the Company or any of its Subsidiaries during the Noncompete Period;

                                  (ii)     advise, request, induce or attempt
         to induce any of the Customers, suppliers, or other business contacts of the Company or any of its Subsidiaries who currently have or have had business relationships with the the Company within two years preceding the date hereof or with the Company or any of its Subsidiaries during the Noncompete Period, to withdraw, curtail or cancel any of its business or relations with the Company or any of its Subsidiaries;

                                  (iii)    induce or attempt to induce any
         employee, sales representative, consultant or other agent of the Company or any of its Subsidiaries to terminate his relationship or breach any agreement with the Company or any of its Subsidiaries; or

                                  (iv)     hire any person who was an employee,
         sales representative, consultant or other agent of the Company or any of its Subsidiaries at any time during the Noncompete Period.

                 8. Confidential Information. The Employee acknowledges and agrees that the customers, business connections, customer lists, procedures, operations, techniques, and other aspects of and information about the business of the Company and its Subsidiaries (the "Confidential Information") are established at great expense and protected as confidential information and provide the Company and its Subsidiaries with a substantial competitive advantage in conducting their business. The Employee further acknowledges and agrees that by virtue of his past employment with the Company, and by virtue of his employment with the Company, he has had access to and will have access to, and has been entrusted with and will be entrusted with, Confidential Information, and that the Company would suffer great loss and injury if the Employee would disclose this information or use in a manner not specifically authorized by the Company. Therefore, the Employee agrees that during the Employment Period and for five (5) years thereafter, he will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any Confidential Information, unless and to the extent that any such information become generally known to and available for use by the public other than as a result of the Employee's acts or omissions. The Employee shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.





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The Employee acknowledges and agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Employee while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary, as the case may be.

                 9. Common Law of Torts and Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company and its Subsidiaries with broader protection than that provided herein.

                 10.      Definitions.

                 "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership.

                 "Founder Director" at any time means Robert Dods, Boyd Meyer or Peter Chung if at such time such individual is a member of the Board.

                 "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

                 "Requisite Founder Directors" at any time means (i) if there are three Founder Directors at such time, any two Founder Directors, (ii) if there are two Founder Directors at such time, any Founder Director or (iii) if there is one Founder Directors at such time, such Founder Director.

                 "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

                 11. Specific Performance. The Employee acknowledges and agrees that irreparable injury to the Company may result in the event the Employee breaches any covenant or agreement contained in sections 7 and 8 and that the remedy at law for the breach of any such





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covenant will be inadequate.  Therefore, if the Employee engages in any act in violation of the provisions of sections 7 and 8, the Employee agrees that the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of sections 7 and 8.

                 12. Waiver. The failure of either party to insist in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                 13. Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Company, to its principal business office, and in the case of the Employee, to his address appearing on the records of the Company, or to such other address as he may designate in writing to the Company.

                 14. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. Furthermore, the parties specifically acknowledge the above covenant not to compete and covenant not to disclose confidential information are separate and independent agreements.

                 15. Complete Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, this Agreement supersedes the Employment Agreement, dated as of December 20, 1994, between the Company and the Employee (together with all amendments thereto, the "Prior Agreement"). The Prior Agreement is hereby terminated and shall cease to be of any further force or effect.

                 16. Amendment. This Agreement may only be amended by an agreement in writing signed by each of the parties hereto.

                 17. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Illinois, regardless of choice of law requirements. The parties hereby consent to the jurisdiction of the state courts of the State of Illinois and of any federal court in the venue of Illinois for the purpose of any suit, action or proceeding arising out of or related to this Agreement, and expressly waive any and all objections they may have as to venue in any of such courts.





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                 18.      Benefit.  This Agreement shall be binding upon and
inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns and the Employee, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of the Employee may not be delegated or assigned.





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                 IN WITNESS WHEREOF, the parties have executed or caused this
Employment Agreement to be executed as of the date first above written.


                                            RACING CHAMPIONS, INC.


                                            By: /s/ Daniel M. Gill
                                                --------------------------

                                            Its: Vice President
                                                --------------------------


                                             /s/ John F. Olsen
                                             -----------------------------
                                             John Olsen